UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio	43659
(Address of Principal Executive Offices)	(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, Kelly J. Schmidt, Vice President and Controller of Owens Corning (the “Company”), notified the Company that she will retire effective March 31, 2023.

The Company has appointed Mari Doerfler, 40, who is currently the Company’s Assistant Controller, as Vice President and Controller, effective April 1, 2023. As the Controller, Ms. Doerfler will assume the role of “principal accounting officer.” She joined the Company in 2006 and has since held positions of increasing responsibility on the finance team. Most recently, Ms. Doerfler has served as Assistant Controller since June 2021. Prior to that, she served as Americas Accounting Director from June 2019 to May 2021 and as Global Internal Controls Leader from June 2016 through May 2019.

In connection with her appointment, Ms. Doerfler will receive an equity award on April 3, 2023 of $250,000 of restricted stock units, which will be granted pursuant to the terms of the Company’s 2019 Stock Plan and will vest in full after three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

December 7, 2022	By:	/s/ Kenneth S. Parks
Kenneth S. Parks Executive Vice President and Chief Financial Officer